EXHIBIT 32.1

Certification of Principal Executive Officer pursuant to 18 U.S.C. Section 1350

I hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge and on the date hereof, that the accompanying Quarterly Report on Form 10-Q of WSB Holdings, Inc. (“WSB”) for the quarterly period ended September 30, 2008, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and that the information contained in this Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of WSB.

By:	/s/ Phillip C. Bowman
Phillip C. Bowman
Chief Executive Officer

November 14, 2008

This certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the  Form 10-Q or as a separate disclosure document, and may not be disclosed, distributed or used by any person for any reason other than as specifically required by law.